Exhibit 99.2
On November 29, 2017, the Company announced that it had entered into a definitive agreement (the "Purchase Agreement") to sell its mobile gaming subsidiary, Big Fish Games, Inc. ("Big Fish") to Aristocrat Technologies, Inc. ("Aristocrat"), an indirect, wholly owned subsidiary of Aristocrat Leisure Limited, an Australian corporation, in an all-cash deal for US$990 million to be paid at closing (subject to adjustment at closing for working capital and indebtedness and certain other adjustments as set forth in the Purchase Agreement) (the "Transaction").
To supplement the unaudited pro forma condensed consolidated financial information included as Exhibit 99.1 to this Current Report on Form 8-K, the Company has included certain other financial data. As set forth in Exhibit 99.1 to this Current Report on Form 8-K, the Company’s as reported financial information has been derived from the historical financial statements which were prepared in conformity with U.S. generally accepted accounting principles ("U.S. GAAP"). The Company uses non-GAAP measures, including EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA. The Company believes that the use of Adjusted EBITDA as a key performance measure of results of operations enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. The Company’s chief operating decision maker utilizes Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. Adjusted EBITDA is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with U.S. GAAP) as a measure of our operating results.
During the fourth quarter of 2016, the Company updated our definition of Adjusted EBITDA to exclude changes in Big Fish Games deferred revenue. Effective January 1, 2017, certain revenue previously included in our Corporate segment was deemed by management to be more closely aligned with our TwinSpires segment. The prior year amounts were reclassified to conform to this presentation.
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted for the following:
Adjusted EBITDA includes the Company’s portion of the EBITDA from the Company’s equity investments.
Adjusted EBITDA excludes:

•	Acquisition expense, net which includes:

•	Acquisition-related charges, including fair value adjustments related to earnouts and deferred payments; and

•	Transaction expense, including legal, accounting and other deal-related expense;

•	Stock-based compensation expense;

•	Gain on Calder land sale;

•	Calder exit costs; and

•	Other charges and recoveries.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in consolidation. Refer to the Reconciliation of Net Income to Adjusted EBITDA included in this section for additional information.

The following tables present Adjusted EBITDA as reported, adjustments as a result of the Transaction, and Adjusted EBITDA as adjusted (in millions):

	Nine months ended September 30, 2017
	As reported	Adjustments	As adjusted
Adjusted EBITDA by segment:
Racing	$90.7	$—	$90.7
Casinos	112.3	—	112.3
TwinSpires	51.3	—	51.3
Big Fish Games	55.6	(55.6)	—
Other Investments	3.0	—	3.0
Corporate	(6.6)	(2.3)	(8.9)
Adjusted EBITDA	$306.3	$(57.9)	$248.4

	Year ended December 31, 2016
	As reported	Adjustments	As adjusted
Adjusted EBITDA by segment:
Racing	$79.7	$—	$79.7
Casinos	125.8	—	125.8
TwinSpires	55.2	—	55.2
Big Fish Games	79.1	(79.1)	—
Other Investments	2.7	—	2.7
Corporate	(8.0)	(3.0)	(11.0)
Adjusted EBITDA	$334.5	$(82.1)	$252.4

	Year ended December 31, 2015
	As reported	Adjustments	As adjusted
Adjusted EBITDA by segment:
Racing	$71.8	$—	$71.8
Casinos	114.9	—	114.9
TwinSpires	48.6	—	48.6
Big Fish Games	68.5	(68.5)	—
Other Investments	2.9	—	2.9
Corporate	(4.2)	(3.0)	(7.2)
Adjusted EBITDA	$302.5	$(71.5)	$231.0

	Year ended December 31, 2014
	As reported	Adjustments	As adjusted
Adjusted EBITDA by segment:
Racing	$61.2	$—	$61.2
Casinos	107.2	—	107.2
TwinSpires	39.8	—	39.8
Big Fish Games	(0.7)	0.7	—
Other Investments	1.6	—	1.6
Corporate	(5.0)	—	(5.0)
Adjusted EBITDA	$204.1	$0.7	$204.8

The following tables reconcile Net Income to Adjusted EBITDA (in millions):

	Nine months ended September 30, 2017
	As reported	Adjustments	As adjusted
Net income	$102.3	$(12.6)	$89.7
Additions:
Depreciation and amortization	73.3	(31.4)	41.9
Interest expense	36.0	—	36.0
Income tax provision	63.6	(7.5)	56.1
EBITDA	$275.2	$(51.5)	$223.7

Adjustments to EBITDA:
Operating income:
Stock-based compensation expense	17.5	(5.8)	11.7
Other charges	0.5	—	0.5
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.6	—	10.6
Acquisition expense, net	1.7	(0.6)	1.1
Calder exit costs	0.8	—	0.8
Total adjustments to EBITDA	31.1	(6.4)	24.7
Adjusted EBITDA	$306.3	$(57.9)	$248.4

	Year Ended December 31, 2016
	As reported	Adjustments	As adjusted
Net income	$108.1	$(13.0)	$95.1
Additions:
Depreciation and amortization	108.6	(50.1)	58.5
Interest expense	43.7	—	43.7
Income tax provision	60.0	(7.5)	52.5
EBITDA	$320.4	$(70.6)	$249.8

Adjustments to EBITDA:
Operating income:
Stock-based compensation expense	18.9	(5.7)	13.2
Other charges	2.5	—	2.5
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.0	—	10.0
Other charges and recoveries, net	0.5	—	0.5
Acquisition expense, net	3.4	(5.8)	(2.4)
Calder land sale	(23.7)	—	(23.7)
Calder exit costs	2.5	—	2.5
Total adjustments to EBITDA	14.1	(11.5)	2.6
Adjusted EBITDA	$334.5	$(82.1)	$252.4

	Year Ended December 31, 2015
	As reported	Adjustments	As adjusted
Net income	$65.2	$2.1	$67.3
Additions:
Depreciation and amortization	109.7	(51.7)	58.0
Interest expense	28.6	—	28.6
Income tax provision	46.9	1.2	48.1
EBITDA	$250.4	$(48.4)	$202.0

Adjustments to EBITDA:
Operating income:
Stock-based compensation expense	13.8	(1.4)	12.4
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	8.5	—	8.5
Other charges and recoveries, net	(5.8)	—	(5.8)
Acquisition expense, net	21.7	(21.7)	—
Calder exit costs	13.9	—	13.9
Total adjustments to EBITDA	52.1	(23.1)	29.0
Adjusted EBITDA	$302.5	$(71.5)	$231.0

	Year Ended December 31, 2014
	As reported	Adjustments	As adjusted
Net income	$46.4	$8.2	$54.6
Additions:
Depreciation and amortization	68.3	(2.1)	66.2
Interest expense	20.8	—	20.8
Income tax provision	30.1	4.8	34.9
EBITDA	$165.6	$10.9	$176.5

Adjustments to EBITDA:
Operating income:
Stock-based compensation expense	11.9	—	11.9
Other charges	(0.4)	—	(0.4)
TwinSpires operating expense	3.2	—	3.2
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	8.7	—	8.7
Other charges and recoveries, net	2.6	—	2.6
Acquisition expense, net	10.2	(10.2)	—
Calder exit costs	2.3	—	2.3
Total adjustments to EBITDA	38.5	(10.2)	28.3
Adjusted EBITDA	$204.1	$0.7	$204.8